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AMENDMENT TO RIGHTS AGREEMENT

    Amendment dated as of October 6, 1999 (this "Amendment") to Second Amended and Restated Rights Agreement dated as of November 28, 1995 (the "Rights Agreement"), between ADC Telecommunications, Inc., a Minnesota corporation (the "Company"), and Norwest Bank Minnesota, N.A., a national banking association, as Rights Agent (the "Rights Agent").

W I T N E S S E T H

    WHEREAS, as of November 28, 1995, the Company and the Rights Agent entered into the Rights Agreement; and

    WHEREAS, the Board of Directors of the Company by a written action dated October 6, 1999 determined to amend the Rights Agreement as permitted by Section 27 thereof, and directed the Rights Agent to enter into this Amendment.

    NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

    1.  Section 1 of the Rights Agreement is amended by deleting paragraph (g) thereof in its entirety.

    2.  Section 1 of the Rights Agreement is further amended by renumbering paragraphs (h), (i), (j), (k), (l), (m), (n) and (o) as paragraphs (g), (h), (i), (j), (k), (l), (m) and (n), respectively.

    3.  Section 7(e) of the Rights Agreement is amended by replacing the words "a majority of the Continuing Directors (or, if are no Continuing Directors, the Board of Directors)" with the words "the Board of Directors".

    4.  Section 11(a)(iv) of the Rights Agreement is amended by replacing the words "a majority of the Continuing Directors (or, if are no Continuing Directors, the Board of Directors)" with the words "the Board of Directors".

    5.  Section 11(a)(iv) of the Rights Agreement is further amended by replacing the words "a majority of the Continuing Directors (or the Board of Directors)" each time they appear with the words "the Board of Directors".

    6.  Section 11(b) of the Rights Agreement is amended by replacing the words "a majority of the Continuing Directors (or, if are no Continuing Directors, the Board of Directors)" with the words "the Board of Directors".

    7.  Section 11(c) of the Rights Agreement is amended by replacing the words "a majority of the Continuing Directors or, if there are no Continuing Directors, the Board of Directors" with the words "the Board of Directors".

    8.  Section 11(d) of the Rights Agreement is amended by replacing the words "a majority of the Continuing Directors (or, if there are no Continuing Directors, the Board of Directors)" each time they appear with the words "the Board of Directors".

    9.  Section 11(m) of the Rights Agreement is amended by replacing the words "their sole discretion a majority of the Continuing Directors (or, if there are no Continuing Directors, the Board of Directors)" with the words "its sole discretion the Board of Directors".

    10. Section 11(n) of the Rights Agreement is amended by replacing the words "a majority of the Continuing Directors" with the words "the Board of Directors".

    11. Section 14(a) of the Rights Agreement is amended by replacing the words "a majority of the Continuing Directors (or, if there are no Continuing Directors, the Board of Directors)" with the words "the Board of Directors".

    12. Section 14(a) of the Rights Agreement is further amended by replacing the words "a majority of the Continuing Directors (or the Board of Directors)" with the words "the Board of Directors".

    13. Section 16 of the Rights Agreement is amended by replacing the words "the Board of Directors and the Continuing Directors" with the words "and the Board of Directors".

    14. Section 23(a) of the Rights Agreement is amended by replacing the words "a majority of the Continuing Directors (or, if there are no Continuing Directors, the Board of Directors) may, at their" with the words "the Board of Directors may, at its".

    15. Section 23(a) of the Rights Agreement is further amended by replacing the words "Continuing Directors (or the Board of Directors)" each time they appear with the words "Board of Directors".

    16. Section 23(a) of the Rights Agreement is further amended to eliminate the words "Continuing Directors" in the last sentence of such section.

    17. Section 23(b) of the Rights Agreement is amended by replacing the words "Continuing Directors (or the Board of Directors)" each time they appear with the words "Board of Directors".

    18. Section 24(a) of the Rights Agreement is amended by deleting the words "(at a time when a majority of the members of the Board of Directors then serving are Continuing Directors)" in the first sentence of such section.

    19. Section 27 of the Rights Agreement is amended by replacing the words "at least a majority of the Continuing Directors (or, if there are no Continuing Directors, the Board of Directors)" with the words "the Board of Directors".

    20. Section 27 of the Rights Agreement is further amended to replace the words "Continuing Directors (or the Board of Directors)" with the words "Board of Directors".

    21. Section 30 of the Rights Agreement is amended to eliminate the words "(and/or, as provided for herein, the Continuing Directors)" each time they appear in the first sentence of such section.

    22. Section 30 of the Rights Agreement is further amended by deleting the words "and/or the Continuing Directors" in the second sentence of such section.

    23. Section 30 of the Rights Agreement is further amended by deleting the words "and the Continuing Directors, as the case may be," in the third sentence of such section.

    24. Section 31 of the Rights Agreement is amended by replacing the words "a majority of the Continuing Directors (or, if there are no Continuing Directors, the Board of Directors)" with the words "the Board of Directors".

    25. Except as set forth above, the Rights Agreement shall be unchanged and remain in full force and effect in its original form.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year above written.

ADC TELECOMMUNICATIONS, INC.
By	/s/ ROBERT E. SWITZ

Its	Senior Vice President, Chief Financial Officer

NORWEST BANK MINNESOTA, N.A.
By	/s/ KENNETH SWANSON

Its	Vice President

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AMENDMENT TO RIGHTS AGREEMENT
W I T N E S S E T H